Exhibit 99.1
Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (IR Agency) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS
- Net sales increase 11% over first quarter 2012 -
- Adjusted pro forma operating income up 33% over first quarter 2012 -
SANTA ANA, CA – May 2, 2013 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three months ended March 31, 2013.

“Our first quarter results reflect overall solid performance,” stated Paul Arling, UEI's Chairman and CEO. “Subscription broadcasting remains a strong contributor to sales, particularly in the Americas and Europe where subscribers continue to upgrade and add new services. Our core businesses also remain strong, and we are gaining traction by embedding our technologies into new categories including smart devices such as smartphones, tablets, smart TVs, game consoles and over-the-top services. Interfaces are becoming more dynamic and complex, presenting significant opportunities for UEI as we are the recognized leader in providing comprehensive yet simple device control technologies. We are talking to all the major players in the midst of their development plans, and the future has never looked brighter.”
Adjusted Pro Forma Financial Results for the Three Months Ended March 31: 2013 Compared to 2012

•	Net sales were $114.7 million, compared to $103.7 million.

•	Business Category revenue was $104.6 million, compared to $92.4 million. The Business Category contributed 91.2% of total net sales, compared to 89.1%.

•	Consumer Category revenue was $10.1 million, compared to $11.3 million. The Consumer Category contributed 8.8% of total net sales, compared to 10.9%.

•	Gross margins were 28.6%, compared to 27.6%.

•	Operating expenses were $27.7 million, compared to $24.8 million.

•	Operating income was $5.1 million, compared to $3.8 million.

•	Net income was $3.9 million, or $0.26 per diluted share, compared to $2.8 million, or $0.19 per diluted share.

•	At March 31, 2013, cash and cash equivalents was $28.7 million.
Financial Outlook
For the second quarter of 2013, the company expects net sales to range between $124.0 million and $130.0 million, compared to $116.7 million in the second quarter of 2012. Adjusted pro forma earnings per diluted share for the second quarter of 2013 are expected to range from $0.36 to $0.46, compared to adjusted pro forma earnings per diluted share of $0.41 in the second quarter of 2012.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, May 2, 2013 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its first quarter 2013 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-655-6895 and for international calls dial 706-758-0299 approximately 10 minutes prior to the start of the conference. The conference ID is 44476932. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 44476932.

Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions. Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired and other employee related restructuring costs resulting from acquisitions. Non-GAAP net income is defined as net income from operations excluding the aforementioned items and the related tax effects. A reconciliation of non-GAAP financial results to GAAP results is included at the end of this press release.

About Universal Electronics Inc.
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company's broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, please visit our website at www.uei.com.

Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the Company due to the continued strength of its core businesses; the continued innovation of products and technologies that will attract new customers in existing and new markets; the continued expansion of the Company's technologies into smart devices (such as smartphones, tablets, smart TVs, game consoles and over-the-top-services); the continued global general economic conditions; the benefits the Company expects via the continued strength of its subscription broadcasting businesses in certain geographic areas including the Americas and Europe; and other factors described in the Company's filings with the U.S. Securities and Exchange Commission. The actual results the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$28,724	$44,593
Accounts receivable, net	88,713	91,048
Inventories, net	89,579	84,381
Prepaid expenses and other current assets	3,955	3,661
Income tax receivable	125	270
Deferred income taxes	5,196	5,210
Total current assets	216,292	229,163
Property, plant, and equipment, net	77,472	77,706
Goodwill	30,807	30,890
Intangible assets, net	28,975	29,835
Other assets	5,317	5,361
Deferred income taxes	7,202	6,369
Total assets	$366,065	$379,324
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,295	$59,831
Line of credit	—	—
Accrued compensation	31,680	33,398
Accrued sales discounts, rebates and royalties	5,691	8,093
Accrued income taxes	2,779	3,668
Deferred income taxes	38	41
Other accrued expenses	9,564	10,644
Total current liabilities	100,047	115,675
Long-term liabilities:
Deferred income taxes	10,549	10,687
Income tax payable	525	525
Other long-term liabilities	1,921	1,787
Total liabilities	113,042	128,674
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 21,573,699 and 21,491,398 shares issued on March 31, 2013 and December 31, 2012, respectively	216	215
Paid-in capital	182,611	180,607
Accumulated other comprehensive income (loss)	(74)	1,052
Retained earnings	173,515	170,569
	356,268	352,443
Less cost of common stock in treasury, 6,589,901 and 6,516,382 shares on March 31, 2013 and December 31, 2012, respectively	(103,245)	(101,793)
Total stockholders’ equity	253,023	250,650
Total liabilities and stockholders’ equity	$366,065	$379,324

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Net sales	$114,722	$103,732
Cost of sales	82,173	75,405
Gross profit	32,549	28,327
Research and development expenses	4,241	3,463
Selling, general and administrative expenses	24,413	22,552
Operating income	3,895	2,312
Interest income (expense), net	9	(37)
Other expense, net	(550)	(324)
Income before provision for income taxes	3,354	1,951
Provision for income taxes	408	319
Net income	$2,946	$1,632
Earnings per share:
Basic	$0.20	$0.11
Diluted	$0.19	$0.11
Shares used in computing earnings per share:
Basic	14,965	14,871
Diluted	15,225	15,108

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash provided by (used for) operating activities:
Net income	$2,946	$1,632
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	4,374	4,260
Provision for doubtful accounts	24	(17)
Provision for inventory write-downs	573	894
Deferred income taxes	(954)	124
Tax benefit from exercise of stock options and vested restricted stock	2	8
Excess tax benefit from stock-based compensation	(37)	(30)
Shares issued for employee benefit plan	255	121
Stock-based compensation	1,261	1,197
Changes in operating assets and liabilities:
Accounts receivable	1,669	8,934
Inventories	(6,066)	5,387
Prepaid expenses and other assets	(268)	(681)
Accounts payable and accrued expenses	(14,345)	(21,511)
Accrued income and other taxes	(731)	(2,343)
Net cash provided by (used for) operating activities	(11,297)	(2,025)
Cash used for investing activities:
Acquisition of property, plant, and equipment	(3,058)	(1,712)
Acquisition of intangible assets	(291)	(216)
Net cash used for investing activities	(3,349)	(1,928)
Cash provided by (used for) financing activities:
Issuance of debt	13,500	5,000
Payment of debt	(13,500)	(7,200)
Proceeds from stock options exercised	593	1,151
Treasury stock purchased	(1,558)	(309)
Excess tax benefit from stock-based compensation	37	30
Net cash provided by (used for) financing activities	(928)	(1,328)
Effect of exchange rate changes on cash	(295)	221
Net increase (decrease) in cash and cash equivalents	(15,869)	(5,060)
Cash and cash equivalents at beginning of year	44,593	29,372
Cash and cash equivalents at end of year	$28,724	$24,312

Supplemental Cash Flow Information:
Income taxes paid	$1,682	$1,094
Interest payments	$22	$95

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$114,722	$—	$114,722	$103,732	$—	$103,732
Cost of sales (1)	82,173	(277)	81,896	75,405	(277)	75,128
Gross profit	32,549	277	32,826	28,327	277	28,604
Research and development expenses	4,241	—	4,241	3,463	—	3,463
Selling, general and administrative expenses (2)	24,413	(921)	23,492	22,552	(1,232)	21,320
Operating income	3,895	1,198	5,093	2,312	1,509	3,821
Interest expense, net	9	—	9	(37)	—	(37)
Other expense, net	(550)	—	(550)	(324)	—	(324)
Income before provision for income taxes	3,354	1,198	4,552	1,951	1,509	3,460
Provision for income taxes (3)	408	212	620	319	304	623
Net income	$2,946	$986	$3,932	$1,632	$1,205	$2,837
Earnings per share diluted	$0.19	$0.06	$0.26	$0.11	$0.08	$0.19

(1)	To reflect depreciation expense of $0.3 million for each of the three months ended March 31, 2013 and 2012, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(2)
To reflect amortization expense for each of the three months ended March 31, 2013 and 2012, related to intangible assets acquired as part of acquisitions. Also, in the first quarter of 2013 and 2012, an additional $0.2 million and $0.5 million, respectively, was incurred representing other employee related restructuring costs.

(3)	To reflect the tax effect of the adjustments.